Exhibit 99.1

   Statement of CEO pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Roy Israel, the Chief Executive Officer of clickNsettle.com, Inc. (the "Issuer"), does hereby certify that:

      (i) the Issuer's quarterly report on Form 10-QSB for the quarter ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

      (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated:  May 12, 2003


                                             /s/ Roy Israel
                                             -----------------------------------
                                             Roy Israel - Chairman of the Board,
                                             CEO and President